Mining Services International Corporation
                                Exhibit 21

                           List of Subsidiaries

Name of Subsidiary                                             Ownership %
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Nevada Chemicals Inc., a Nevada corporation                        100%

Cyanco, unincorporated joint venture of Nevada Chemicals Inc.       50%

Turon-MSI Ltd, an Uzbekistan limited liability company              51%

Turon-MSI Limited, a Grand Cayman company                          100%

Cayman Mining Services Limited, a Grand Cayman company              50%

MSI Chemicals Limited, a Grand Cayman company                      100%

West Africa Chemicals Limited, a Mauritius company                  50%